Residential Funding Mortgage Securities I, Inc.
                                     Company

                         Residential Funding Corporation
                                 Master Servicer

               Mortgage Pass-Through Certificates, Series 1997-S12

                        Supplement dated October 3, 1997
                                       to
                   Prospectus Supplement dated August 25, 1997
                                       and
                        Prospectus dated August 21, 1997




Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated August 25, 1997 (the "Prospectus Supplement").



         A portion of the Class A-19 Certificates, in the face amount of $1,500,000, is no longer offered under the Prospectus Supplement.









                 Residential Funding Mortgage Securities I, Inc.



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